UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2019

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza,	Suite 1530	Clayton,	MO	63105
(Address of principal executive offices)				(Zip Code)
(314) 480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐		Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.    Entry into a Material Definitive Agreement.

On August 5, 2019, Olin Corporation (“Olin”) entered into an accelerated share repurchase agreement (the “ASR Agreement”) with Goldman Sachs & Co. LLC (“Goldman”) to repurchase an aggregate of $100 million of Olin’s common stock (the “Repurchase”). The Repurchase is part of Olin’s $500 million stock repurchase authorization approved in May 2018.

Under the terms of the ASR Agreement, Olin will make a $100 million payment to Goldman (“Bank”) and receive from Bank an initial delivery of approximately 4.3 million shares of Olin’s common stock, based on current market prices. The final number of shares to be repurchased will be based on the volume-weighted average stock price of Olin’s common stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement. At settlement, under certain circumstances, Bank may be required to deliver additional shares of common stock to Olin, or under certain circumstances, Olin may be required to deliver shares of common stock or to make a cash payment, at its election, to Bank, subject to certain adjustments. The ASR Agreement is scheduled to terminate no later than October 2019 but may be terminated early in certain circumstances, in whole or in part.

The ASR Agreement contains customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the shares, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transactions may be terminated prior to its scheduled maturity, the specific circumstances under which the transactions may be subject to postponements or extensions and various acknowledgements, representations and warranties made by Olin and Bank, as applicable, to one another.

From time to time, Bank and/or its affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with Olin for which they have received, or may receive, customary compensation, fees and expense reimbursement.

The foregoing description of the ASR Agreement does not purport to be complete and is qualified in its entirety by reference to the ASR Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference. The ASR Agreement is also discussed in the news release attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Olin believes that its expectations and assumptions above are reasonable, but there can be no assurance that the expectations reflected, including the aggregate number and dollar amount of shares to be repurchased under, and the timing of completion of, the ASR Agreement, will be achieved.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibit No.	Exhibit
10.1	Master Confirmation - Accelerated Share Repurchase, dated August 5, 2019, between Olin Corporation and Goldman Sachs & Co. LLC

99.1	Press Release dated August 5, 2019

101.INS	XBRL Instance Document*

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline eXtensible Business Reporting Language (iXBRL) document.

Forward-Looking Statements

The information contained in this Current Report on Form 8-K includes forward-looking statements. These statements relate to analyses and other information that are based on management’s beliefs, certain assumptions made by management, forecasts of future results and current expectations, estimates and projections about the markets and economy in which the Company and its various segments operate. The statements contained herein that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

The Company has used the words “anticipate,” “may,” “expect,” “should” and variations of such words and similar expressions herein to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. Forward looking statements speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ Eric A. Blanchard
	Name:	Eric A. Blanchard
	Title:	Vice President, General Counsel and Secretary

Date: August 5, 2019